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EXHIBIT 99.1

[SVI LOGO HERE]               5607 Palmer Way          Tel 877.784.7978
                              San Diego, CA  92008     Fax 760.496.0281


                                                  FOR IMMEDIATE RELEASE
CONTACT:                                            INVESTOR RELATIONS CONTACT:
BARRY SCHECHTER                                     MICHAEL WACHS
CHAIRMAN AND CEO                                    CEOCAST
760-496-0805                                        212-732-4300 x 225
Email:  BARRYS@SVISOLUTIONS.COM                     mwachs@ceocast.com

            SVI SOLUTIONS ANNOUNCES FINANCING AND RETIREMENT OF DEBT

                  o        BANK DEBT REDUCED BY $6.6 MILLION
                  o        RAISES $3.5 MILLION INVESTMENT

Carlsbad, CA *** April 2, 2003*** SVI Solutions Inc. (AMEX: SVI), announced today that as a result of a series of transactions, the company has significantly improved its balance sheet, capital structure and cash flow.

SVI has retired Union Bank of California's (UBOC) debt of $7.1 million for a payment of $2.8 million to UBOC and the issuance to UBOC of one million restricted shares of SVI common stock and a $500,000 one-year unsecured non-interest bearing convertible note payable in either cash or stock, at the option of the company in one year's time. The shares of stock received by UBOC will be restricted for one year, and are then subject to daily and monthly maximum sales limitations in the second year. As a result of this transaction, UBOC will also return 1.5 million options (at an exercise price of $.01) it had previously received on common stock of SVI of which 565,000 had already vested.

"Our new management team has worked hard to complete the turnaround of our operations in the short time it has been in place," said Barry Schechter, Chairman of SVI. "We have reduced overhead and increased revenues as demonstrated in the dramatic improvement in operations through our third-quarter results. Now, having significantly improved our balance sheet, we are able to deploy the increased capital available to invest in our business and enhance our earnings through a reduction in interest expense. In addition, this sends an important message to existing and prospective customers about our financial condition, which will support the closing of the growing backlog of business in our pipeline. Our improved balance sheet will enable us to further invest in sales and marketing and capitalize on the growing opportunities presented to us." SVI also announced that it has raised $3.5 million in a private placement through the issuance of a 9% convertible debenture to institutional investors. The debentures are convertible into the company's common stock at a fixed price of $1.02. No payments are due on the debenture until February 2004.

                                     -MORE-

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PAGE 2 OF 2 - SVI SOLUTIONS ANNOUNCES FINANCING AND RETIREMENT OF DEBT

Thereafter, the debenture will amortize over a 16-month period. The Company has the right to prepay the note or force conversion under certain circumstances. In connection with this offering, the investors received 1.4 million five-year warrants that may be exercised at $1.02.

ABOUT ISLAND PACIFIC
With more than 130 customers worldwide, representing 31,000+ stores, Island Pacific has taken the most widely used, most highly scalable, and most reliable retail enterprise software, and in concert with client and partner companies, crafted the most creative and affordable software and services solutions for retailers. InFocus and InVision are the company's core products and operate on IBM iSeries and AS/400 platforms. Founded in 1978, Island Pacific is headquartered in Irvine, California, and has offices in the United States and the United Kingdom. Additional information about Island Pacific can be obtained at www.islandpacific.com or info@islandpacific.com.

ABOUT SVI

Headquartered in Carlsbad, CA, SVI provides multi-channel technology solutions to retailers. The company's suite of offerings includes store systems as well as enterprise management, merchandising and direct-to-consumer solutions.


Complementing these offerings, the Company provides an expansive menu of professional services including consulting and implementation services, as well as technical and project management services. SVI maintains offices in the United States and the United Kingdom. SVI's subsidiary, SVI Training Products, is a leading provider of state-of-the-art PC courseware, customization tools, and skills assessment software for educational institutions and government entities. More information about SVI can be obtained at WWW.SVISOLUTIONS.COM.

Certain statements contained in this news release regarding matters that are not historical facts are forward-looking statements. These statements relate to future events or the Company's future performance. These statements are only predictions. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors listed in the Company's Form 10-K (as amended) for the fiscal year ended March 31, 2002 and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission. SVI undertakes no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events.

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